                               JOHN HANCOCK TRUST

                                POWER OF ATTORNEY

     I do hereby constitute and appoint George Boyd, John J. Danello, Thomas Kinzler, Betsy Anne Seel, Charles Rizzo, Bruce Speca, John Vrysen, or any one of them, my true and lawful attorneys to execute registration statements to be filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act") and/or the Investment Company Act of 1940, as amended (the "1940 Act"), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable John Hancock Trust (the "Trust") to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statements, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Trust's registration statement on Form N-14 relating to the portfolio combination listed below and any amendments (including post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.

Portfolio Combination

          U.S. Global Leaders Growth Trust, a series of the Trust, into
                  Blue Chip Growth Trust, a series of the Trust

               Growth & Income Trust, a series of the Trust, into
                Quantitative All Cap Trust, a series of the Trust

             Quantitative Mid Cap Trust, a series of the Trust, into
                   Mid Cap Index Trust, a series of the Trust

                Dynamic Growth Trust, a series of the Trust, into
                   Mid Cap Stock Trust, a series of the Trust

Name                              Signature              Title     Date
----                              ---------              -----     ----
Charles L. Bardelis    /s/ Charles L. Bardelis           Trustee   *

James R. Boyle         /s/ James R. Boyle                Trustee   *

Peter S. Burgess       /s/ Peter S. Burgess              Trustee   *

Elizabeth G. Cook      /s/ Elizabeth G. Cook             Trustee   *

Hassell H. McClellan   /s/ Hassell H. McClellan          Trustee   *

James M. Oates         /s/ James M. Oates                Trustee   *

F. David Rolwing       /s/ F. David Rolwing              Trustee   *

*    January 17, 2007